UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2007

INTERACTIVE SYSTEMS WORLDWIDE INC

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-21831	22-3375134
(Commission File Number)	(IRS Employer Identification No.)

2 Andrews Drive, West Paterson, NJ	07424
(Address of Principal Executive Offices)	(Zip Code)
(973) 256-8181

(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 15, 2007, Interactive Systems Worldwide Inc. (“the Company”) withdrew its request for an appeal hearing before the NASDAQ Listing Qualifications Panel. The Company determined to withdraw its request for a hearing, which was scheduled to occur on May 17, 2007, due to its inability to conclude in a timely manner an equity financing transaction, which would have enabled the Company to regain compliance with the minimum $2,500,000 stockholders’ equity requirement for continued listing set forth in NASDAQ Marketplace Rule 4310(c)(2)(B). In response to the Company’s withdrawal request, on May 16, 2007, the Company received notification from the NASDAQ Listing Qualifications Hearings Department that the Company’s common stock will be delisted from NASDAQ effective with the open of business on May 18, 2007.

The Company’s common stock will be immediately eligible for quotation in the Pink Sheets, an electronic quotation service for securities traded over-the-counter, under the trading symbol ISWI.PK, effective with the open of business on May 18, 2007. The Company’s common stock may, in the future, also be quoted on the Over-the-Counter Bulletin Board maintained by the NASD, provided that a market maker in the common stock files the appropriate application with, and such application is cleared by, the NASD. The Company anticipates disclosing further trading venue information for its common stock once such information becomes available.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERACTIVE SYSTEMS WORLDWIDE INC (Registrant)

Date: May 17, 2007	By:	/s/ Bernard Albanese
Bernard Albanese
Chief Executive Officer